SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2006
PSB BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-24601	23-293074

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

1835 Market Street
Philadelphia, PA	19103

(Address of principal executive offices)	(Zip Code)
(215) 979-7900
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On May 9, 2006, PSB Bancorp, Inc. (“the Company”) issued a press release announcing the settlement of outstanding litigation concerning the validity of options to acquire 1,199,800 shares of PSB Bancorp, Inc. common stock. A copy of the Company’s press release is attached hereto as Exhibit 99 and hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Exhibits.
     The following exhibit is filed herewith:
99	Press release, dated May 9, 2006, of PSB Bancorp, Inc.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB Bancorp, Inc.
By:	/s/ Anthony DiSandro
Anthony DiSandro,
President, Chief Executive Officer

Dated: May 9, 2006